Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                                  Balance Sheet
                                 March 31, 1998
                          ----------------------------
                                   (Unaudited)




Assets

Current assets:
  Cash and temporary cash investments                       $   674,299
  Accounts receivable:
    Customers                                                 1,254,644
    Other                                                       882,504
  Deferred income taxes                                         315,000
  Prepayments                                                     9,556

      Total current assets                                    3,136,003


Other property and investments                                   13,432


      Total Assets                                          $ 3,149,435
                                                             ==========




Liabilities & Stockholder's Equity

Current liabilities:
  Accounts payable                                          $ 2,967,308
  Other                                                       1,356,415
                                                             ----------

      Total current liabilities                               4,323,723


Stockholder's equity:
  Common stock                                                      100
  Capital surplus                                             4,300,000
  Retained earnings                                          (5,474,388)
                                                             ----------

      Total stockholder's equity                             (1,174,288)


      Total Liabilities & Stockholder's Equity              $ 3,149,435
                                                             ==========


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                                                                     Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                               Statement of Income
                          ----------------------------
                                   (Unaudited)





                                                            Three Months
                                                               Ended
                                                            March 31, 1998
                                                            --------------


Operating Revenues                                            $ 1,924,958
                                                               ----------


Other operation and maintenance                                 3,179,460
                                                               ----------


Operating Loss                                                 (1,254,502)

Other income, net                                                  33,442
                                                               ----------


Earnings Before Income Taxes                                   (1,221,060)

  Income tax benefit                                           (  426,871)
                                                               ----------


Net Loss                                                      $(  794,189)
                                                               ==========